SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  March 19, 2003

Credit Suisse First Boston Mortgage Acceptance Corp.,
CSFB Mortgage Pass-Through Certificates, Series 2003-1

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.,
(Exact name of registrant as specified in its charter)
Delaware	333-65554	13-3460894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Credit Suisse First Boston Mortgage Acceptance Corp. (the “Company”) entered into a Pooling and Servicing Agreement dated as of January 1, 2003 (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., and GreenPoint Mortgage Funding, Inc., each as a seller (in such capacity, a “Seller”), Washington Mutual Mortgage Acceptance Corp., as a seller (in such capacity, a “Seller”) and a servicer (in such capacity, a “Servicer”), Chase Manhattan Mortgage Corporation, as master servicer (in such capacity, a “Master Servicer”), Fairbanks Capital Corp., as a servicer (in such capacity, a “Servicer”) and the special servicer (in such capacity, the “Special Servicer”), Bank One, National Association, as trustee (in such capacity, the “Trustee”), and JPMorgan Chase Bank, as trust administrator (in such capacity, the “Trust Administrator”) providing for the issuance of the CSFB Mortgage-Backed Pass-Through Certificates, Series 2003-1.  The Certificates were issued on January 31, 2003.  On March 5, 2003, the Pooling and Servicing Agreement was initially filed.  The Pooling and Servicing Agreement annexed hereto as Exhibit 99.1 supercedes and replaces in the entirety the Pooling and Servicing Agreement filed on March 5, 2003.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of January 1, 2003, by and among the Company, the Sellers, the Servicers, the Master Servicer, the Special Servicer, the Trustee and the Trust Administrator.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 19, 2003.

CREDIT SUISSE FIRST BOSTON MORTGAGE

ACCEPTANCE CORP.

By: /s/ Kevin Steele

Name:

Kevin Steele

Title:

Vice President

Exhibit Index

Exhibit

Page

99.1

Pooling and Servicing Agreement dated as of January 1, 2003,

5

by and among the Company, the Sellers, the Servicers,

the Master Servicer, the Special Servicer, the Trustee

and the Trust Administrator.

EXHIBIT 99.1